Exhibit 13.2

SECTION 906 CERTIFICATION

(pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the Annual Report on Form 20-F/A for the fiscal year ended December 31, 2006 of Koninklijke Ahold N.V. (the “Company”) as filed with the U.S. Securities and Exchange Commission (the “Commission”) on the date hereof (the “Report”) and pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, John Rishton, Executive Vice President, Chief Financial Officer and Member of the Corporate Executive Board, certify, that, to my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 29, 2007

By:	/s/ John Rishton
Name: John Rishton Title: Executive Vice President, Chief Financial Officer and Member of the Corporate Executive Board

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Commission or its staff upon request.